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                                                                      EXHIBIT 99


WILLBROS GROUP, INC.                                             (WILLBROS LOGO)


NEWS RELEASE                                 CONTACT: Michael W.  Collier
                                                      Investor Relations Manager
                                                      Willbros USA, Inc.
                                                      (713) 403-8016

                                                      Jack Lascar
                                                      Partner
                                                      DRG&E / (713) 529-6600


                   WILLBROS UPDATES STATUS OF TAX ASSESSMENT,
               ANNOUNCES RESTATEMENT OF FINANCIAL INFORMATION, AND
                     PROVIDES GUIDANCE AND OUTLOOK FOR 2005


                        o Provides an estimate of tax liability related to previously announced Bolivian tax matters

                        o     Provides update on the ongoing internal
                              investigation

                        o     Provides revenue guidance of $675-725 million for
                              2005

                        o Expects backlog in excess of $650 million at year-end 2004

                        o Announces conference call Tuesday, March 1, at 8:00 a.m. central time

HOUSTON - February 28, 2005 - Willbros Group, Inc. (NYSE: WG) announced today that, as a result of the previously disclosed tax assessment related to a completed project in Bolivia and its ongoing internal investigation into the facts and circumstances surrounding this tax assessment, the Company will restate its previously issued financial statements for the 2002 and 2003 fiscal years and the first three quarters of 2004. Accordingly, the previously issued financial statements for the above periods should no longer be relied upon. These restatements pertain to the under reporting of Bolivian withholding taxes on payments made to affiliated companies and the improper filing of value added tax returns with respect to a project completed in Bolivia.

Based on current information, the Company estimates that the total approximate effect of the Bolivian tax matters for all periods affected will range between $4.2 million and $5.8 million. Adjustments to prior periods resulting from the Bolivian tax matters will:



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      o  Reduce 2002 net income by $0.9 million;

      o  Increase the 2003 net loss by $2.6 million;

      o  Increase the first quarter 2004 net loss by $0.1 million;

      o Change the second quarter 2004 net loss by an amount ranging from a $0.1 million charge to a $1.5 million benefit; and

      o  Increase the third quarter 2004 net loss by $1.8 million.

         Further, the fourth quarter 2004 is also expected to include a charge of approximately $0.3 million associated with resolving the Bolivian tax issues. This amount is reflected in the total range stated above.

         The Company has substantially completed resolution of these tax matters and administrative details are expected to be finalized in the near future.

         The Company will file an amended Form 10-K for 2003 and amended Forms 10-Q for the first three quarters of 2004 prior to filing its 2004 Form 10-K. The decision to restate prior financial statements was made by the Company upon recommendation of management and with the concurrence of the Company's independent auditors.

         Management continues to review and implement measures to further strengthen internal controls. Additionally, the Company is focused on executing its December 2004 record backlog in excess of $650 million.

         The Audit Committee's ongoing investigation into the activities of the former head of the Company's international operations is continuing in certain international areas previously under his management. Their findings to date include evidence of undisclosed related party transactions and other irregularities conducted under his direction. Until the investigation is complete, Willbros will not be able to fully assess the impact of these actions on the Company. The Company is working diligently to complete this investigation in the near term. Accordingly, the restatement amounts noted above are subject to change.



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2005 GUIDANCE

         Based on current information for 2005, the Company expects revenue from all business segments to range between $675 million and $725 million. The Company expects earnings, on a diluted basis, to be in the range of $0.85 to $1.05 per share. With the exception of $1.5 million in estimated costs for the ongoing internal investigation, the guidance excludes potential charges and associated costs that may result from the investigation. Because of a change in GAAP requirements, the earnings per share range includes an additional 3.6 million shares (and is based on 25.1 million outstanding shares for 2005), which reflects the potentially dilutive effect of the shares of common stock issuable upon conversion of the convertible debt. The Company could reduce the potentially dilutive effect of the convertible debt if it were to make an irrevocable election to pay cash equal to the principal amount of the notes being converted in lieu of shares of common stock at the time of conversion. However, the Company's current credit agreement, which was executed before the new accounting rules with respect to convertible debt were implemented, does not permit such an election.

         The Company's forecast for 2005 is based on substantial revenue improvement over 2004, thereby generating much higher utilization of assets. This revenue improvement is primarily driven by major contracts in West Africa, which were awarded in the latter part of 2004 and are expected to contribute revenue and earnings for 2005 and forward. Improving contract terms and market conditions should lead to improving contract margins in 2005.

         Mr. Michael F. Curran, Chairman and Chief Executive Officer of Willbros, commented, "We continue to believe that the fundamentals which drive our markets are strong, and the worldwide outlook for pipeline and facilities construction continues to be positive. New projects proposed in Canada and the United States include the Mackenzie Valley natural gas pipeline, expansions in the oil sands of northern Alberta,



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TransCanada's Keystone Pipeline, and multiple LNG terminals. Backlog is expected to exceed $650 million at year-end 2004 and the Company is highly confident it will be awarded an additional $200 million in new contracts in the near future."

CONFERENCE CALL

         Willbros has scheduled a conference call for Tuesday March 1, 2005, at 9:00 a.m. Eastern Time (8:00 a.m. Central). To participate in the conference call, dial (303) 262-2075 at least 10 minutes before the call begins and ask for the Willbros conference call. A replay of the conference call will be available through March 8, 2005. To access the replay, dial (303) 590-3000 using the pass code of 11025431.


         Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by accessing www.willbros.com. To listen to the live call on the web, please visit the web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live web cast, an archive will be available shortly after the call for a period of 12 months.


Willbros Group, Inc. is an independent contractor serving the oil, gas and power industries, providing engineering and construction, and facilities development and operations services to industry and government entities worldwide.

The Company's World Wide Web site can be accessed at www.willbros.com.

This announcement contains forward-looking statements. All statements, other than statements of historical facts, which address activities, events or developments the Company expects or anticipates will or may occur in the future, are forward-looking statements. A number of risks and uncertainties could cause actual results to differ materially from these statements, including such things as the ongoing internal investigation, future E&P capital expenditures, oil, gas, gas liquids and power prices and demand, the amount and location of planned pipelines, the effective tax rate of the different countries where the work is being conducted, development trends of the oil, gas and power industries, changes in the political and economic environment of the countries in which the Company has operations, as well as other risk factors described from time to time in the Company's documents and reports filed with the SEC. The Company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.



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